Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and 2000 Employee Stock Purchase Plan, of our report dated March 12, 2002, with respect to the consolidated financial statements and schedule of Centillium Communications, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 26, 2002